EXHIBIT 10.2

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 8 HEREOF.

Pacific Ethanol, Inc.

[FORM OF]

Senior Unsecured Note

Issuance Date: [●] [●], 201__	$[●]

FOR VALUE RECEIVED, Pacific Ethanol, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [INVESTOR] or its registered assigns (“Holder”) the amount set out above (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal (as defined above) at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Unsecured Note (including all Senior Unsecured Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Unsecured Notes issued pursuant to the Purchase Agreement (as defined below) on the Issuance Date (collectively, the “Notes” and such other Senior Unsecured Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 19.

1.                  PAYMENTS OF PRINCIPAL.

1.1              On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, all accrued and unpaid Interest and accrued and all other unpaid amounts hereunder. Any such payment shall be applied pro rata to the Note and the Other Notes in accordance with the respective Principal amounts thereof.

1.2              The Company may, at its sole option, at any time prepay this Note, without premium or penalty, in whole or in part, on one Business Day’s prior written notice to the Holder, at a prepayment price equal to the amount of outstanding Principal so to be prepaid, together with accrued and unpaid Interest on such Principal, if any, through the date of such prepayment. Any such payment shall be applied pro rata to the Note and the Other Notes in accordance with the respective Principal amounts thereof.

1.3              Until such time as the outstanding balance of the Note and the Other Notes are paid in full, within three Business Days of the receipt by the Company of any Net Cash Proceeds or any distributions to which the Company is entitled to with respect to Net Cash Proceeds received by any Subsidiary arising from any (i) Asset Sale (other than Asset Sales made pursuant to Section 5.6), (ii) Equity Issuance, (iii) Debt Issuance, or (iv) Property Loss Event, the Company shall prepay the Note and the Other Notes, ratably in accordance with their respective principal amounts, in an amount equal to 100% of such Net Cash Proceeds (or that amount necessary to pay the Note and the Other Notes in full); provided, that any such Net Cash Proceeds (or distributions with respect to Net Cash Proceeds) arising from any Equity Linked Issuance shall, notwithstanding anything to the contrary in this Section 1.3, be applied as follows:

(a)                until such time as the Company has made prepayments in accordance with this clause (a) in an aggregate amount equal to $653,895, to the prepayment of the Notes and Other Notes, ratably in accordance with their respective principal amounts;

(b)               after the Company has made all payments required by the foregoing clause (a) and until such time as all 2013 Pacific Holding Debt is owned by the Company or no 2013 Pacific Holding Debt remains outstanding, 100% of such Net Cash Proceeds shall be applied, as elected by the Company, to either (x) the purchase by the Company of the 2013 Pacific Holding Debt (to the extent the same is permitted by the terms of the Pacific Holding Credit Facilities) or (y) the prepayment of the Notes and Other Notes, ratably in accordance with their respective principal amounts; and

(c)                after such time as all 2013 Pacific Holding Debt is owned by the Company or no 2013 Pacific Holding Debt remains outstanding, the Reduced Percentage of such Net Cash Proceeds shall be applied to the prepayment of the Notes and Other Notes, ratably in accordance with their respective principal amounts; provided, that no such Net Cash Proceeds shall be applied to make capital contributions or investments in, or otherwise purchase any Indebtedness, equity interests or Convertible Securities of any Subsidiary of the Company (provided however, that for purposes of this clause (b), the proviso in the definition of “Subsidiary” will be disregarded). For the purposes of this Note, the “Reduced Percentage” means 75% until the occurrence of a Threshold Balance Reduction, and 50% thereafter.

Until such time as the outstanding balance of the Note and the Other Notes has been paid in full, within three Business Days of the receipt by the Company of any payment of principal or interest on the Specified A-2 Debt (collectively, “Debt Repayment Amounts”), the Company shall prepay the Note and the Other Notes, pro rata in accordance with the respective Principal amounts thereof, in an amount equal to such Debt Repayment Amounts.

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2.                  INTEREST; INTEREST RATE.

2.1              Interest on this Note shall accrue at the applicable Interest Rate and shall commence accruing on the Issuance Date and Interest shall be computed on the basis of a 360-day year and twelve 30-day months and, subject to Section 2.2 below, shall be payable in cash to the record Holder in arrears on the 15th day of each calendar month, beginning with March 15, 2013 and on the Maturity Date (each such date, an “Interest Date”). From and after the occurrence and during the continuance of any Event of Default, the applicable Interest Rate shall automatically be increased by two percent (2%) per annum above the Interest Rate otherwise applicable in accordance with terms hereof, and all such interest shall be payable on demand. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure, provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

2.2              Notwithstanding the terms of Section 2.1, the Company, may elect, by providing written notice to the Holder as described herein, to pay Interest due and payable on any Interest Date in shares of Common Stock (“Interest Shares”) so long as there has been no Equity Conditions Failure (which election must apply to the holders of all of the Other Notes); provided, however, that the Interest Rate applicable to any outstanding amounts that the Company pays in Interest Shares shall be deemed to have been automatically increased by two percent (2%) per annum for the duration of the period for which such Interest is so paid. For any Interest Date on which the Company elects to pay Interest in Interest Shares in lieu of in cash, the Company shall deliver a written notice (each, an “Interest Election Notice”) to each holder of the Notes on or prior to the applicable Interest Notice Due Date (the date such notice is delivered to all of the holders of Notes, the “Interest Notice Date”) which notice (i) specifies the Company’s election to pay Interest on such Interest Date entirely in Interest Shares, and (ii) certifies that there has been no Equity Conditions Failure as of such Interest Notice Date. If there is an Equity Conditions Failure as of the Interest Notice Date, the Interest Notice shall indicate that unless the Holder waives the Equity Conditions Failure, the Interest shall be paid in cash. If the Company elects for payment of the applicable Interest in Interest Shares and if the Equity Conditions were satisfied as of the applicable Interest Notice Date but an Equity Conditions Failure occurred between the applicable Interest Notice Date and any time prior to the applicable Interest Date, the Company shall provide the Holder a subsequent notice to that effect indicating that unless the Holder waives the Equity Conditions Failure, the Interest shall be paid in cash. If the Equity Conditions are not satisfied (and the Equity Conditions Failure is not waived in writing by the Holder) during such period then, unless the Holder notifies the Company to the contrary in writing prior to the Business Day immediately preceding the Interest Date, the amount of Interest payable on the applicable Interest Date shall be paid in cash. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share) of Common Stock equal to the quotient of (1) the amount of Interest payable (assuming payment in Interest Shares) on such Interest Date, and (2) the product of (x) the average Weighted Average Price of the Common Shares for the thirty (30) Trading Days immediately preceding (but excluding) the Interest Date and (y) 0.95.

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2.3              When any Interest Shares are to be paid on an Interest Date, the Company shall, on the applicable Interest Date (i) if the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Interest Shares to which the Holder is entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver, to the address of such Holder set forth in the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled. With respect to Interest payable in cash on each Interest Date, the Company shall pay to the Holder, in cash by wire transfer of immediately available funds, the amount of any such Interest payable in cash.

3.                  RIGHTS UPON EVENT OF DEFAULT.

3.1              Event of Default. Each of the following events shall constitute an “Event of Default”:

(a)                the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest or other non-Principal amounts when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

(b)               bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(c)                the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law or of any substantial part of the Company’s property or any substantial part of any Subsidiary’s property;

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(d)               the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(e)                a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any Person pursuant to any litigation, as applicable, (each a “Judgment”, and collectively, the “Judgments”) with respect to the payment of cash, securities and/or other assets with an aggregate fair market value in excess of $2,000,000 are rendered against, agreed to or otherwise accepted by, the Company and/or any of its Subsidiaries and which Judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $2,000,000 amount set forth above so long as the Company provides the Holder written evidence of such insurance coverage or indemnity (which evidence shall be reasonably satisfactory to the Holder) to the effect that such Judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity prior to the later of (i) thirty (30) days after the issuance of such Judgment or (ii) any requirement to pay such Judgment;

(f)                the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $2,000,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $2,000,000, which breach or violation permits the other party thereto to accelerate amounts due thereunder;

(g)               any breach or failure in any respect by the Company to comply with any provision of Section 5 of this Note; provided that if such breach or failure is not material or is otherwise inadvertent or unintentional, then no Event of Default shall occur unless such breach or failure is not cured within thirty (30) days of written notice from the Required Holders to the Company;

(h)               any Material Adverse Change occurs (other than any Excluded Event) and is not otherwise cured within thirty (30) days of written notice thereof by the Required Holders;

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(i)                 any provision of any Transaction Document (shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document to which it is a party;

(j)                 any Fundamental Transaction occurs without the written consent of the Required Holders; or

(k)               any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall promptly deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder.

Notwithstanding anything to the contrary set forth above or elsewhere herein, the following Indebtedness and obligations, and any defaults with respect thereto, shall not constitute an Event of Default under Section 3.1(f) above: (i) any payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP and, with respect to any subsidiary, such default is otherwise resolved in a manner which does not result in a Material Adverse Change; (ii) with respect to any Subsidiary, any default with respect to a non-recourse obligation and such default does not otherwise result in a Material Adverse Change; and (iii) any default with respect to any previously accrued and unpaid dividends with respect to the Company’s Series B Cumulative Convertible Preferred Stock outstanding as of the Issuance Date.

3.2              If an Event of Default (other than an Event of Default specified in Section 3.1(b), (c) or (d) above) occurs, then the Holder may, by written notice to the Company, declare this Note to be forthwith due and payable, as to Principal, Interest and any other amounts due hereunder, whereupon this Note shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company. If any Event of Default specified in Section 3.1(b), (c) or (d) above occurs, the Principal of and accrued Interest on this Note shall automatically forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

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3.3              If any Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of Principal, Interest and any other amounts due under this Note or to enforce the performance of any provision of this Note. If an Event of Default occurs and is continuing, the holder of this Note may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding. No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

4.                  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

5.                  COVENANTS. Until all of the Notes have been redeemed or otherwise satisfied in accordance with their terms:

5.1              Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company (excluding any other Permitted Indebtedness of the Company).

5.2              Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness).

5.3              Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

5.4              Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than Permitted Payments with respect to any Permitted Subsidiary Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

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5.5              Restriction on Redemption and Cash Dividends. Except for any Permitted Distributions or to otherwise effect payments required by Section 1.3 above in accordance with the Note, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or pay any cash dividend or distribution on any of its capital stock without the prior express written consent of the Holder.

5.6              Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries that are in the ordinary course of their respective businesses and, after giving effect thereto, would not result in a Material Adverse Change; provided that so long as the Net Cash Proceeds with respect thereto exceed $200,000, such Net Cash Proceeds are applied in accordance with Section 1.3 above, (ii) sales of product, inventory or receivables in the ordinary course of business, (iii) Permitted Payments or (iv) the sale, leasing, licensing, assignment, transfer, conveyance or other disposition of any assets or rights of any Subsidiary to the extent permitted under the Kinergy Credit Facility or the Pacific Holding Credit Facilities.

5.7              Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose in any material respect.

5.8              Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

5.9              Maintenance of Properties, Etc. The Company shall maintain and preserve in all material respects, and cause each of its Subsidiaries to maintain and preserve in all material respects, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

5.10          Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

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5.11          Investments. Except for any Permitted Investments, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any Excluded Subsidiary, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any Excluded Subsidiary.

6.                  AMENDING THE TERMS OF THIS NOTE. No provision of this Note may be modified or amended without the prior written consent of the Required Holders and the Company and upon such due modification or amendment, such modification or amendment shall apply to the Note and all of the Other Notes; provided, however, that (a) no such modification or amendment shall, without the consent of the Holder hereunder, change the stated maturity date of this Note, or reduce the principal amount hereof, or reduce the rate or extend the time of payment of any interest hereon, modify the terms of payment of Interest Shares hereunder, or reduce any amount payable on redemption or prepayment hereof, or impair or affect the right of the Holder to receive payment of principal of, and interest on, the Notes or to institute suit for payment thereof, or impair or affect the right of the Holder to receive any other payment provided for under this Note and (b) the Holder hereunder may waive, reduce or excuse, or forbear from the exercise of any rights and remedies with respect to, any Event of Default under this Note without notice to or the consent of any holder of any of the Other Notes.

7.                  TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder in whole or in part, subject only to the provisions of the restrictive legend set forth at the top of the first page of this Note; provided that, so long as no Event of Default has occurred and is continuing, any such sale, assignment or transfer shall be subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that any partial offer, sale, assignment or transfer of this Note shall be in a principal amount not less than $2,500,000.

8.                  REISSUANCE OF THIS NOTE.

8.1              Transfer. If this Note is to be transferred as permitted under Section 7 above, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 8.3), registered as the Holder may request.

8.2              Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 8.3) representing the outstanding Principal.

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8.3              Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the Principal and Interest of this Note, from the Issuance Date.

9.                  REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 5).

10.              PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

11.              CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

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12.              FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

13.              NOTICES; CURRENCY; PAYMENTS.

13.1          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.5 of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

13.2          Currency. All principal, interest and other amounts owing under this Note that, in accordance with the terms hereof, are paid in cash shall be paid in U.S. dollars. All amounts denominated in other currencies shall be converted to the U.S. dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. dollars pursuant to this Note, the U.S. dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

13.3          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds in accordance with the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

14.              DISCLOSURE.

14.1          In connection with information that is either required or permitted to be disclosed to the Holder, whether in such Holder’s capacity as the holder of this Note, a lender under the Pacific Holding Credit Facilities or as a member of New PE Holdco, on the date such information is to be disclosed, the Company, the borrowers under the Pacific Holding Credit Facilities or the manager of New PE Holdco (as the case may be, each a “Reporting Party”), may provide the Holder with such information; provided either that (i) such information does not contain Non-Public Information, or (ii) if such information does contain Non-Public Information, such information is Consented Information (as defined below).

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14.2          If any such information to be disclosed contains Non-Public Information, the Company shall, or shall cause the Reporting Party to, provide to the Holder a written notice (which notice shall, for the avoidance of doubt, not contain or constitute Non-Public Information), containing the following information: (A) a statement as to whether the information is required to be disclosed under the terms of this Note, the Pacific Holding Credit Facilities and/or the Limited Liability Company Agreement of New PE Holdco (the “Operating Agreement”), as applicable, (B) if the information is not so required to be disclosed, a statement that the Reporting Party desires voluntarily to disclose such information, (C) a general description of such information (which description shall not include, and shall not constitute, Non-Public Information), (D) a statement as to whether the Holder is required or permitted to take some specific action as a lender under this Note, a lender under the Pacific Holding Credit Facilities and/or as holder of membership interests in New PE Holdco, (E) a statement that such information contains Non-Public Information, and (F) a statement seeking the consent of the Holder to receive such Non-Public Information. Within two (2) Business Days of the date of the notice contemplated in the preceding sentence, the Holder shall advise the Company and the Reporting Party (if the Company is not the Reporting Party) in writing whether it consents to the receipt of such Non-Public Information (any information for which such consent is provided, “Consented Information”).

14.3          In the case of Non-Public information that the Reporting Party is required to disclose to the Holder under the terms of the Pacific Holding Credit Facilities, the Reporting Party shall post it to the data site (the “Electronic Data Site”) established for such purposes as a non-public document and upon such posting, the Reporting Party shall be deemed to have discharged its obligation to provide such information to the Holder whether or not the Holder is then subscribed to receive such data site information (such information posted after the Issuance Date, “Privately Posted Information”).

14.4          In the event any Non-Public Information is provided to the Holder by any Reporting Party other than as Privately Posted Information, the Company shall promptly and in compliance with applicable law publicly disclose such Non-Public Information on a Current Report on Form 8-K or otherwise, within 4 Business Days of (or such other period of time as may be expressly agreed to in writing by the Investor and the Company in connection with such disclosure) the disclosure thereof to the Holder. If the Company fails to disclose any Non-Public Information in accordance with the immediately preceding sentence, the Holder may publicly disclose such information by issuing a press release containing such information, or otherwise, within one Business Day of providing Notice to the Company of such intended disclosure. For the avoidance of doubt, the Company shall not be required to so publicly disclose any Privately Posted Information except to the extent it has disclosed such information to the Holder other than by posting such information as a non-public document on the Electronic Data Site.

14.5          In no event shall any Reporting Party intentionally provide the Holder with any Non-Public Information without the prior written consent of the Holder, it being agreed that the posting of Non-Public Information to the Electronic Data Site shall not be deemed to violate the foregoing restriction. In the absence of any written notice that information provided by the Company contains Non-Public Information, the Holder may presume that such information (including the notice of such information) does not constitute Non-Public Information.

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14.6          Nothing contained herein shall prevent or prohibit any Reporting Party from delivering any notices, documents and other information as and when required under the Pacific Holding Credit Facilities and/or the Operating Agreement to any person (other than the Holder) who is entitled to such information, including without limitation, the administrative agent, collateral agent and accounts bank under each of the Pacific Holding Credit Facilities.

14.7          It is hereby understood and agreed that each Reporting Party is an intended third party beneficiary of this Section 14.

15.              CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full (a) this Note shall automatically be deemed canceled without any action by or notice to Holder or Company and (b) Holder shall promptly mark this Note as cancelled, shall promptly surrender this Note to the Company and this Note shall not be reissued.

16.              WAIVER OF NOTICE. Except for the notices specifically required by this Note or any other Transaction Document, to the extent permitted by applicable law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.

17.              GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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18.              MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

19.              CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

19.1          “2013 Pacific Holding Debt” means any issued and outstanding Indebtedness of any of the Company’s indirect subsidiaries under the Pacific Holding Restated Credit Facility for which the “Maturity Date” (as defined therein) occurs in the 2013 calendar year. For the avoidance of doubt, any issued and outstanding Indebtedness of any of the Company’s indirect subsidiaries under the Pacific Holding Restated Credit Facility that is (x) an “Extended Loan” or (y) held by an “Extending Lender” (as each such term is defined in the Amended and Restated Loan Agreement evidencing the Pacific Holding Restated Credit Facility) or under the Pacific Holding Priming Credit Facility shall be excluded from the definition of “2013 Pacific Holding Debt”.

19.2          “Asset Sale” means any sale, transfer, lease, conveyance or other disposition of any asset or property.

19.3          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

19.4          “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

19.5          “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

19.6          “Convertible Securities” means any capital stock or other security that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

19.7          “Debt Issuance” means the incurrence of Indebtedness of the type specified in clauses (A) or (D) of the definition of “Indebtedness” by the Company or any of its Subsidiaries.

19.8          “Eligible Market” means any of The New York Stock Exchange, The NYSE Amex LLC, the Principal Market, The NASDAQ Global Market or The NASDAQ Global Select Market.

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19.9          “Equity Conditions” means each of the following conditions: (i) either (x) the applicable Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available for the resale by the Holder of all of the Interest Shares proposed to be issued and any Interest Shares previously issued in accordance with the terms of the Registration Rights Agreement and the Company shall have no knowledge of any fact that would reasonably be expected to cause the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of at least all of the Interest Shares proposed to be issued and any Interest Shares previously issued in accordance with the terms of the Registration Rights Agreement or (y) all Interest Shares proposed to be issued and any Interest Shares previously issued shall be eligible for resale by the Holder without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and without the need for registration under any applicable federal or state securities laws, and the Company shall have no knowledge of any fact that would cause all Interest Shares proposed to be issued and any Interest Shares previously issued not to be eligible for resale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) promulgated under the Securities Act of 1933 and any applicable state securities laws; (ii) (A) the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) and (B) no delisting or suspension by such exchange or market is pending or threatened in writing by such exchange or market (provided, however, that with respect to this clause (B), until June 3, 2013, the pending or threatened delisting of the Company as a result of the failure to maintain a $1.00 minimum share price shall be disregarded); (iii) the Company shall have delivered shares of Common Stock constituting the payment of any Interest Shares to the holders on a timely basis as set forth in Section 2.3 hereof (and analogous provisions under the Other Notes); (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Principal Market or any other applicable Eligible Market; (v) the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; (viii) the shares of Common Stock issued as Interest Shares shall be duly authorized; (ix) the Holder shall not have provided the Company with notice prior to the applicable date of determination (and the Company shall not otherwise have actual knowledge) that such Holder would become the “beneficial owner” of more than the Applicable Percentage of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) if the applicable shares of Common Stock to be issued in connection with the event requiring determination were issued in full to such Holder; (x) the sum of (a) the aggregate number of Interest Shares contemplated to be issued as Interest Shares under this Note and all Other Notes, (b) any Interest Shares previously issued pursuant to the terms of this Note and the Other Notes, and (c) the aggregate number of Warrant Shares (as defined in the Purchase Agreement) that may be issued pursuant to the exercise of all Warrants (as defined in the Purchase Agreement) purchased pursuant to the Purchase Agreement is less than 19.99% of the total number of shares of Common Stock outstanding on the Issuance Date unless the Company has obtained either (A) stockholder approval for the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Listing Rule 5635(d) or (B) a waiver from NASDAQ of compliance with Rule 5635(d) and (xi) no Holder shall be in possession of any Non-Public Information (other than Consented Information and Privately Posted Information obtained by the Holder as a result of its subscription to the Electronic Datasite) received from the Company, any Subsidiary, any Excluded Subsidiary or their respective agents or affiliates. “Applicable Percentage” as used in this definition means 4.99% unless the Holder shall have provided notice in writing to the Company indicating that it elects to have the Applicable Percentage increased to an amount not to exceed 9.99%.

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19.10      “Equity Conditions Failure” means that on any day during the period commencing five (5) Trading Days prior to the applicable date of determination through the applicable date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

19.11      “Equity Issuance” means the issuance or sale by the Company of any stock or other equity interests of the Company to any Person.

19.12      “Equity Linked Issuance” means any Equity Issuance or any issuance or sale by the Company to any Person of any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of stock or other equity interest, or any Convertible Securities, of the Company or any notes or other evidence of Indebtedness with respect to which payment (with respect to principal, interest or other consideration) is calculated by reference to the capital stock of the Company or any other securities which give another Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to the holders of shares of capital stock of the Company.

19.13      “Excluded Events” means (i) changes in the national or world economy or financial markets as a whole, (ii) changes in general economic conditions taken as a whole that affect the industries in which the Company and its Subsidiaries conduct their business, (iii) acts of terrorism or war, including the engagement by the United States of America or any other country in hostilities, and whether or not pursuant to the declaration of a national emergency or war, or any earthquakes, hurricanes or other natural disasters, (iv) any financial statement impact of the transactions contemplated by the Transaction Documents.

19.14      “Excluded Subsidiaries” means New PE Holdco LLC, a Delaware limited liability company, Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton, LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company.

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19.15      “Fundamental Transaction” means that (A) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Subsidiaries to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a securities purchase or business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify the Voting Stock of the Company or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.

19.16      “GAAP” means United States generally accepted accounting principles, consistently applied.

19.17      “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, encumbrance, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

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19.18      “Interest Notice Due Date” means the third (3rd) Trading Day prior to the applicable Interest Date.

19.19      “Interest Rate” means five percent (5%) per annum, provided, that commencing on January 15, 2014, if the Threshold Balance Reduction has not occurred, the “Interest Rate” shall be automatically increased by one percent (1%) per annum on each calendar January 15, April 15, July 15 and October 15 until the Threshold Balance Reduction occurs (by way of example, assuming the Threshold Balance Reduction has not occurred and no other adjustments of the Interest Rate hereunder are applicable, the Interest Rate on July 16, 2014, would be eight percent (8%) per annum). The “Interest Rate” shall in all cases be subject to adjustment as set forth in Section 2.

19.20      “Kinergy Credit Facility” means that certain credit facility as evidenced by, among other loan documents, that certain Amended and Restated Loan and Security Agreement, dated as of May 4, 2012, by and between Kinergy Marketing, LLC and Pacific AG. Products, LLC as borrowers thereunder and Wells Fargo Capital Finance, LLC as Agent, and Wells Fargo Capital Finance, LLC as Sole Lead Arranger, Manager and Bookrunner, as such credit facility is in effect on the date hereof.

19.21      “Material Adverse Change” shall mean any set of circumstances or events which occur, arise or otherwise take place from and after the Issuance Date which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Note or any other Transaction Document, (b) is or could reasonably be expected to be material and adverse to the business properties, assets, financial condition, results of operations or prospects of the Company or the Company and any of Subsidiaries on a collective basis, (c) impairs materially or could reasonably be expected to impair materially the ability of the Company to duly and punctually pay or perform any its obligations under this Note or any other Transaction Document, or (d) materially impairs or could reasonably be expected to materially impair the ability of Holder, to the extent permitted, to enforce its legal rights and remedies pursuant to this Note or any other Transaction Document.

19.22      “Maturity Date” shall mean March 30, 2016.

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19.23      “Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Sale by the Company or any Subsidiary, the gross cash proceeds received by the Company or any of its Subsidiaries therefrom less the sum of (i) all income taxes and other taxes paid to, or reasonably expected to be paid to, a governmental authority as a result of such sale and any other fees and expenses incurred in connection with such sale, (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) sold and (iii) the reasonable, ordinary and customary costs of such Asset Sale, including without limitation, any third party fees, commissions, charges and expenses, including without limitation, any legal fees and costs, sales commissions and escrow fees, costs and charges, (b) with respect to any Equity Issuance, Equity Linked Issuance or Debt Issuance, the gross cash proceeds received by the Company therefrom less the sum of all legal, underwriting and other fees and expenses incurred in connection therewith, and (c) with respect to any Property Loss Event, the gross cash proceeds received by the Company or any of its Subsidiaries therefrom less the sum of (i) all fees and expenses in connection therewith, (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or portion thereof) subject to such Property Loss Event, which Indebtedness is required to be repaid in connection therewith and incremental income taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing agreements), and (iii) that portion thereof used to repair or otherwise replace, or pay or reimburse any losses or expenses related to, the property which is the subject of such Property Loss Event.

19.24      “Non-Public Information” means material, non-public information relating to the Company.

19.25      “Pacific Holding Credit Facilities” means the Pacific Holding Priming Credit Facility and Pacific Holding Restated Credit Facility.

19.26      “Pacific Holding Priming Credit Facility” means that certain credit facility as evidenced by, among other loan documents, that certain Credit Agreement dated as of October 29, 2012 among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower thereunder and as agent for borrowers thereunder, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, each of the lenders thereunder who are from time to time signatories thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent for such lenders and such other parties thereto as identified therein, as such credit facility may have been or may be amended, restated or otherwise modified from time to time.

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19.27      “Pacific Holding Restated Credit Facility” means that certain credit facility as evidenced by, among other loan documents, that certain Second Amended and Restated Credit Agreement dated as of October 29, 2012 among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower thereunder and as agent for borrowers thereunder, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, each of the lenders thereunder who are from time to time signatories thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent for such lenders and such other parties thereto as identified therein, as such credit facility may have been or may be amended, restated or otherwise modified from time to time.

19.28      “Permitted Distributions” means (a) dividends by Subsidiaries of the Company to the Company or other Subsidiaries of the Company, and (b) current quarterly dividends required to be paid by Company with respect to the Company’s Series B Cumulative Convertible Preferred Stock pursuant to the organizational documents of the Company as in effect as of the Issuance Date on the Company. For the avoidance of doubt, to the extent that payment thereof is in the form of Common Stock, payment of previously accrued and unpaid dividends with respect to the Company’s Series B Cumulative Convertible Preferred Stock outstanding as of the Issuance Date shall be deemed to be “Permitted Distributions”.

19.29      “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes; (ii) Permitted Subsidiary Indebtedness, (iii) any Indebtedness secured by a Permitted Lien (other than any Indebtedness referred to in clause (iv) of the definition of “Permitted Lien”), (iv) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of ten percent (10%) per annum (collectively, the “Subordinated Indebtedness”), (v) Indebtedness existing on the Issuance Date; provided, that the principal amount of such Indebtedness is not increased by more than five percent (5%) in the aggregate, the terms of such Indebtedness are not modified to impose more burdensome terms upon the Company or any of its Subsidiaries and the terms of such Indebtedness are not materially changed in any manner that adversely affects the Holder or any of the Buyers, (vi) any Contingent Obligation with respect to the Kinergy Credit Facility or otherwise required to be incurred by the Company in order for any of its Subsidiaries to obtain any bonds or letters of credit required in connection with the continued operation of such Subsidiary’s business; provided that such Contingent Obligation shall not exceed $750,000 in the aggregate at any time and (vii) such other trade and operating Indebtedness incurred in the ordinary course of business by the Company, including without limitation, unsecured trade debt, financing with respect to the acquisition or lease of equipment and financing of insurance premiums; provided that in the aggregate, such Indebtedness does not exceed the greater of $2,000,000 or three-quarters of one percent (0.75%) of total assets as reported in the Company’s most recent publicly filed Form 10-K or 10-Q reports.

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19.30      “Permitted Investments” means (i) purchases of the Specified A-2 Debt in accordance with the Purchase Agreement, (ii) purchase of equity interests in New PE Holdco LLC and (iii) any transfer of funds from any Subsidiary to any Excluded Subsidiary by way of a loan, advance, guarantee, capital contribution or otherwise, provided that any such transfers and in an amount necessary and are promptly used: (A) for general working capital purposes and/or (B) to service interest payments due and payable on the “Revolving Loans” as defined in the Pacific Holdings Restated Credit Facility.

19.31      “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing financing obtained in the ordinary course of the Company's operations, including financing with respect to the acquisition or lease of equipment and financing of insurance premiums; provided, that (A) such Liens are solely upon and confined solely to the equipment, unearned insurance premiums or other asset or assets being acquired by such financing and (B) in the aggregate, the Indebtedness secured by such liens does not exceed the greater of $2,000,000 or three-quarters of one percent (0.75%) of total assets as reported in the Company's most recent publicly filed Form 10-K or 10-Q reports, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, and (vi) any Lien on the assets or properties of Kinergy Marketing LLC and Pacific AG. Products, LLC securing Permitted Subsidiary Indebtedness.

19.32      “Permitted Payments” means any payments, distributions or transfers with respect to (i) any Permitted Indebtedness (in the case of Subordinated Indebtedness, to the extent permitted by the relevant subordination or intercreditor agreement) and (ii) any Permitted Distributions.

19.33      “Permitted Subsidiary Indebtedness” means (i) any Indebtedness incurred by Kinergy Marketing LLC and Pacific AG. Products, LLC under the Kinergy Credit Facility Agreement and any existing guarantee of such Indebtedness by the Company, and (ii) any other Indebtedness incurred by Kinergy Marketing LLC and Pacific AG. Products, LLC that is permitted under the Kinergy Credit Facility. For purposes of this definition, the term “Indebtedness shall include, but not be limited to, the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto).

19.34      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

19.35      “Principal Market” means The NASDAQ Capital Market.

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19.36      “Property Loss Event” means (a) any loss of or damage to property of the Company or its Subsidiaries that results in the receipt by such Person of proceeds of insurance or (b) any taking of property of the Company or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof.

19.37      “Purchase Agreement” means the Securities Purchase Agreement, dated as of December 19, 2012, by and among the Company, the Holder, and each other “Investor” (as defined therein) as amended, restated or otherwise modified from time to time.

19.38      “Required Holders” means the holders of Notes representing at least 66 2/3% of the aggregate principal amount of the Notes then outstanding (excluding any Notes held by the Company or any of its Subsidiaries).

19.39      “Specified A-2 Debt” shall mean the Tranche A-2 Term Loans (as defined in the Pacific Holdings Restated Credit Facility) acquired by the Company on the Issuance Date with the proceeds of the issuance of the Note and the Other Notes.

19.40      “Subsidiary” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person; provided that, for purposes of this Note, the term “Subsidiary” shall expressly exclude the Excluded Subsidiaries.

19.41      “Threshold Balance Reduction” means, the aggregate outstanding principal balance of the Note and all Other Notes shall be less than $11,096,245.32.

19.42      “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on any Eligible Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the Principal Market (or any successor thereto), or (c) if trading ceases to occur on the Principal Market (or any successor thereto), any Business Day.

19.43      “Transaction Documents” means this Note, the Other Notes and each Purchase Agreement, together with any amendments, restatements, extensions or other modification thereto.

19.44      “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

19.45      “Warrants” means the warrants issued pursuant to the Purchase Agreement.

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19.46      “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved by an independent, reputable investment bank selected by the Required Holders and approved by the Company, such approval not to be unreasonably withheld or delayed. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT ON THE ISSUANCE DATE OF THIS NOTE. THE COMPANY AGREES TO PROVIDE PROMPTLY TO EACH HOLDER OF THIS NOTE, UPON WRITTEN REQUEST (1) THE ISSUE PRICE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND (3) THE YIELD TO MATURITY OF THIS NOTE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: 400 CAPITOL MALL, SUITE 2060, SACRAMENTO, CA 95814, ATTN: BRYON T. MCGREGOR, CFO.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the first date set forth above.

PACIFIC ETHANOL, INC.

By:
Name: Bryon T. McGregor
Title: Chief Financial Officer

AGREED AND ACCEPTED:
HOLDER:

[HOLDER]

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